EXHIBIT (a)(1)(f)

CALVERT VARIABLE PRODUCTS, INC.

ARTICLES OF AMENDMENT

Calvert Variable Products, Inc. a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The Corporation desires to, and does hereby, amend its charter as currently in effect (the “Charter”) pursuant to Sections 2-601 et seq of the Maryland General Corporation Law (the “MGCL”).

SECOND: The Charter of the Corporation is hereby amended by deleting therefrom in its entirety the existing Article SECOND by changing the name of the Corporation and its series and inserting in lieu thereof the following new Article SECOND:

“SECOND: The name of the Corporation is Calvert Variable Trust, Inc., and the names of each of its series are as follows:

CVT EAFE International Index Portfolio CVT
Investment Grade Bond Index Portfolio CVT
Nasdaq 100 Index Portfolio
CVT Russell 2000 Small Cap Index Portfolio
CVT S&P 500 Index Portfolio
CVT S&P Midcap 400 Index Portfolio
CVT Volatility Managed Growth Portfolio

CVT Volatility Managed Moderate Portfolio

CVT Volatility Managed Moderate Growth Portfolio”

THIRD: The foregoing amendment to the Charter as set forth in these Articles of Amendment is limited to a change expressly authorized by Section 2-605 of the MGCL to be made without action by the stockholders and was approved by a majority of the entire Board of Directors of the Corporation, without action by the stockholders.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to by its Secretary, on the 17th day of April, 2024.

CALVERT VARIABLE PRODUCTS, INC.

By:	/s/ Von M. Hughes
Von M. Hughes
President

Attest:

/s/ Deidre E. Walsh
Deidre E. Walsh
Secretary

THE UNDERSIGNED, President of CALVERT VARIABLE PRODUCTS, INC., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereon are true in all material respects, under the penalties of perjury.

/s/ Von M. Hughes
Von M. Hughes
President